UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2021
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue	60611
Chicago
Illinois
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2021, R1 RCM Inc. (the “Company”) filed a Certificate of Elimination of 8.00% Series A Convertible Preferred Stock (“Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate the Certificate of Designations of the 8.00% Series A Convertible Preferred Stock. All outstanding shares of the Company’s 8.00% Series A Convertible Preferred Stock (“Series A Preferred Stock”) have been converted into shares of common stock of the Company, and no shares of the Series A Preferred Stock are issued or outstanding. A copy of the Certificate of Elimination is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 15, 2021, John Sparby was appointed to serve as Executive Vice President, Operations & Delivery and Chief Operating Officer of the Company.

Mr. Sparby, age 45, had been serving as Executive Vice President, Customer Operations of the Company since January 2017. Mr. Sparby joined the Company in January 2004 as Customer Executive and has since served the Company as Shared Services Operating Executive from January 2008 to December 2010, General Manager, East Region from January 2011 to December 2013, Senior Vice President, Customer Operations from January 2014 to December 2016, and Executive Vice President, Customer Operations from January 2017 to December 2020. Prior to joining the Company, Mr. Sparby spent six years at Stockamp & Associates leading large-scale, end to end revenue cycle re-engineering projects for primarily academic health systems achieving significant income statement and balance sheet improvements.

In connection with Mr. Sparby’s appointment as Executive Vice President, Operations & Delivery and Chief Operating Officer, the Human Capital Committee (the “Committee”) of the Board of Directors of the Company approved the following compensation for Mr. Sparby: Mr. Sparby’s base salary will be $500,000 per annum, Mr. Sparby’s annual target bonus opportunity under the annual cash incentive program will be 100% of base salary, and the target amount of his annual equity grants for 2021 will be 200% of base salary. Mr. Sparby is also eligible to participate in the employee benefit programs of the Company generally available to senior executives of the Company.

Mr. Sparby is a party to the Company’s Letter Agreement for Executive Vice Presidents setting forth employment terms (the “Letter Agreement”), the form of which is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Pursuant to the Letter Agreement, in the event that Mr. Sparby’s employment with the Company is terminated by the Company without Cause (as defined in the Letter Agreement), in addition to any earned but unpaid salary and his accrued and vested benefits under the employee benefit programs of the Company, which are payable upon any termination of employment, Mr. Sparby also will be entitled to receive continued salary and health benefits for a period of 12 months following the date of such termination, subject to Mr. Sparby’s compliance with the release requirements, all post-termination obligations to the Company, and the mitigation provisions of the Letter Agreement.

The Letter Agreement provides for non-competition and non-solicitation covenants that prohibit Mr. Sparby from engaging in certain restricted activities (including competition and solicitation of employees and customers of the Company) for 12 months (in the case of the non-competition covenant) or 18 months (in the case of the non-solicitation covenant) following his termination of service with the Company. Mr. Sparby will also be subject to confidentiality restrictions and inventions assignment obligations applicable during and after the period of his service with the Company that protect the Company’s proprietary information.

In addition, the Company has an indemnification agreement with Mr. Sparby in the form that the Company has entered into with its directors and other executive officers. Such agreement provides that the Company will indemnify Mr. Sparby to the fullest extent permitted by law for claims arising in his capacity as an executive officer of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Sparby, the Company will be required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

There are no arrangements or understandings between Mr. Sparby and any other persons, pursuant to which he was appointed to the offices described above and no family relationships among any of the Company’s directors or executive officers and Mr. Sparby. Additionally, Mr. Sparby does not have any direct or indirect interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(e) On January 16, 2021, the Committee approved an increase in the compensation of Gary Long, the Company’s Executive Vice President, Chief Commercial Officer. Mr. Long’s base salary will be increased from $460,000 to $500,000 per annum. The target amount of Mr. Long’s annual equity grants for 2021 will be increased from 100% to 200% of base salary.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description
	3.1	Certificate of Elimination of 8.00% Series A Convertible Preferred Stock, dated January 19, 2021
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 20, 2021

R1 RCM Inc.

		By:	/s/ Rachel Wilson

Rachel Wilson
Chief Financial Officer